AMENDMENT

TO

DISTRIBUTION AGREEMENT

THIS AMENDMENT TO DISTRIBUTION AGREEMENT (the Amendment) is made as of June 15, 2026 between PGIM Rock ETF Trust, a Delaware statutory trust (the Trust), on behalf of each of its series set forth on attached Exhibit A (each referred to as the “Fund”) and Prudential Investment Management Services LLC, a Delaware limited liability company (the Distributor).

WHEREAS, the Distributor and the Trust entered into a Distribution Agreement, dated as of October 15, 2023 (as amended, modified and/or supplemented to date, the “Agreement;” all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement); and

WHEREAS, the Distributor and the Trust desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Distributor and the Trust hereby agree as follows:

1.The Agreement is hereby amended as of the date hereof by deleting the existing Exhibit A to the Agreement and replacing it with the Exhibit A attached hereto. Each of the undersigned hereby acknowledges, agrees and confirms that the terms of the Agreement shall apply separately and respectively to each Fund.

2.This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original. This Amendment shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy or telefax of the Amendment shall be acceptable evidence of the existence of the Amendment and the Distributor shall be protected in relying on the photocopy or telefax until the Distributor has received the original of the Agreement.

3.This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4.This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Distribution Agreement effective as of the date first above written.

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

By:	/s/ Scott E. Benjamin
Name:	Scott E. Benjamin
Title	Vice President

PGIM ROCK ETF TRUST

(on behalf of its series as listed on Exhibit A)

By: /s/ Stuart Parker

Name: Stuart Parker

Title: President

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Exhibit A

PGIM S&P 500 Buffer 12 ETF – January (formerly, PGIM US Large-Cap Buffer 12 ETF – January) PGIM S&P 500 Buffer 12 ETF – February (formerly, PGIM US Large-Cap Buffer 12 ETF – February) PGIM S&P 500 Buffer 12 ETF – March (formerly, PGIM US Large-Cap Buffer 12 ETF – March)
PGIM S&P 500 Buffer 12 ETF – April (formerly, PGIM US Large-Cap Buffer 12 ETF – April)

PGIM S&P 500 Buffer 12 ETF – May (formerly, PGIM US Large-Cap Buffer 12 ETF – May) PGIM S&P 500 Buffer 12 ETF – June (formerly, PGIM US Large-Cap Buffer 12 ETF – June) PGIM S&P 500 Buffer 12 ETF – July (formerly, PGIM US Large-Cap Buffer 12 ETF – July)

PGIM S&P 500 Buffer 12 ETF – August (formerly, PGIM US Large-Cap Buffer 12 ETF – August)
PGIM S&P 500 Buffer 12 ETF – September (formerly, PGIM US Large-Cap Buffer 12 ETF – September) PGIM S&P 500 Buffer 12 ETF – October (formerly, PGIM US Large-Cap Buffer 12 ETF – October)
PGIM S&P 500 Buffer 12 ETF – November (formerly, PGIM US Large-Cap Buffer 12 ETF – November) PGIM S&P 500 Buffer 12 ETF – December (formerly, PGIM US Large-Cap Buffer 12 ETF – December) PGIM S&P 500 Buffer 20 ETF – January (formerly, PGIM US Large-Cap Buffer 20 ETF – January)
PGIM S&P 500 Buffer 20 ETF – February (formerly, PGIM US Large-Cap Buffer 20 ETF – February) PGIM S&P 500 Buffer 20 ETF – March (formerly, PGIM US Large-Cap Buffer 20 ETF – March)

PGIM S&P 500 Buffer 20 ETF – April (formerly, PGIM US Large-Cap Buffer 20 ETF – April)
PGIM S&P 500 Buffer 20 ETF – May (formerly, PGIM US Large-Cap Buffer 20 ETF – May)
PGIM S&P 500 Buffer 20 ETF – June (formerly, PGIM US Large-Cap Buffer 20 ETF – June)
PGIM S&P 500 Buffer 20 ETF – July (formerly, PGIM US Large-Cap Buffer 20 ETF – July)
PGIM S&P 500 Buffer 20 ETF – August (formerly, PGIM US Large-Cap Buffer 20 ETF – August)
PGIM S&P 500 Buffer 20 ETF – September (formerly, PGIM US Large-Cap Buffer 20 ETF – September) PGIM S&P 500 Buffer 20 ETF – October (formerly, PGIM US Large-Cap Buffer 20 ETF – October)
PGIM S&P 500 Buffer 20 ETF – November (formerly, PGIM US Large-Cap Buffer 20 ETF – November) PGIM S&P 500 Buffer 20 ETF – December (formerly, PGIM US Large-Cap Buffer 20 ETF – December) PGIM Laddered S&P 500 Buffer 12 ETF (formerly, PGIM Laddered Fund of Buffer 12 ETF)

PGIM Laddered S&P 500 Buffer 20 ETF (formerly, PGIM Laddered Fund of Buffer 20 ETF) PGIM S&P 500 Max Buffer ETF – January

PGIM S&P 500 Max Buffer ETF – February

PGIM S&P 500 Max Buffer ETF – March

PGIM S&P 500 Max Buffer ETF – April

PGIM S&P 500 Max Buffer ETF – May

PGIM S&P 500 Max Buffer ETF – June

PGIM S&P 500 Max Buffer ETF – July
PGIM S&P 500 Max Buffer ETF – August PGIM S&P 500 Max Buffer ETF – September PGIM S&P 500 Max Buffer ETF – October PGIM S&P 500 Max Buffer ETF – November PGIM S&P 500 Max Buffer ETF – December PGIM Nasdaq-100 Buffer 12 ETF – January PGIM Nasdaq-100 Buffer 12 ETF – April PGIM Nasdaq-100 Buffer 12 ETF – July
PGIM Nasdaq-100 Buffer 12 ETF – October PGIM Laddered Nasdaq-100 Buffer 12 ETF PGIM S&P 500 Quarterly Buffer 5 ETF
PGIM S&P 500 Quarterly Buffer 10 ETF PGIM S&P 500 Quarterly Buffer 15 ETF PGIM S&P 500 Quarterly Buffer 20 ETF

Dated: June 15, 2026.